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                             MagnaVision Corporation

                     Non-qualified Stock Option Plan of 1999

1. Purpose: The purpose of the 1999 Non-qualified Stock Option Plan of MagnaVision Corporation is to strengthen MagnaVision's ability to reward performance which enhances long term shareholder value; to increase employee stock ownership through performance based compensation plans; and to strengthen MagnaVision's ability to attract and retain outstanding employees and executives.

2.   Definitions:

"Act" means the Security Exchange Act of 1934, as amended.

"Approved Leave of Absence" means a leave of absence of definite length approved by the president or by another officer of MagnaVision to whom the Board of Directors delegates such Authority.

"MagnaVision" means MagnaVision Corporation, its subsidiaries and affiliates or any successor company.

"Board" means the Board of Directors of MagnaVision.

"Code" means the Internal Revenue Code of 1986, as amended, or the corresponding provision of any successor statute.

"Committee" means the Compensation Committee designated by the Board to administer the Plan pursuant to Paragraph 3.

"Common Stock" means the Common Stock, par value $___ per share of MagnaVision Corporation.

"Non-qualified Option" or "Option" means each Non-qualified Option under the Plan.

"Optionee" means any Director, officer (including Directors who are also such officers) or employee of MagnaVision who is granted an Option under the Plan.

"Plan" means this Stock Option Plan of 1998.

3. Administration: The Plan shall be administered by the Committee which shall be comprised of not less than two members of the Board, none of whom shall be employees of MagnaVision. The Committee shall (i) grant Options to Optionees and (ii) determine the terms and conditions in accordance with the provisions of the Plan. The Committee shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and Options granted thereunder as it may deem necessary or advisable. All determinations of the Committee shall be by a majority of its members and shall be evidenced by resolution, written consent or other appropriate action, and the Committee's determination shall be final.

4. Participation: All Directors, full-time salaried officers and employees of MagnaVision shall be eligible for selection to participate in the Plan. The Board, at the recommendation of the Committee shall select from the eligible class and determine individuals for whom Options shall be granted, the terms and provisions of the respective Stock Option Agreements (which need not be identical), the times at which such Options shall be granted, and the number of shares subject to each Option. An individual who has been granted an Option may, if eligible, be granted additional Options if the Board shall so determine.
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Exhibit A is the letter form of Option grant.

5. Stock Subject to the Plan: Subject to the provision of Section 8 hereof, the maximum number and kind of shares as to which Options may be granted under the Plan are 349,986 shares of Common Stock that may be granted as either Non-qualified Options less any Incentive Stock Options granted under the Incentive Stock Option Plan of 1999. Shares of Common Stock subject to Options under the Plan are authorized but unissued shares. If any Option shall expire for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of the Plan.

All Options hereunder must be granted before May 8, 2007.

6. Terms and Conditions of Non-qualified Options: All Non-qualified Options under the Plan shall be granted subject to the following terms and conditions.

a. Option price: The Option price per share with respect to each Option for a Director shall be determined by the Board but shall not be less than the higher of the par value or 100% of the fair market value of the Common Stock on the date the Option is granted, such fair market value to be determined in accordance with a reasonable valuation method. The Option price per share with respect to each Option for an officer (including Directors who are also such officers) or an employee shall be determined by the Board but shall not be less than the higher of the par value or 85% of the fair market value of the Common Stock on the date the Option is granted.

b. Duration of Option: Options shall be exercisable at such time or times and under such conditions as set forth in the written agreement evidencing such Option, but in no event shall any Option be exercisable subsequent to the tenth anniversary of the date on which such Option is granted.

c. Exercise of Option: Except as provided in Section 6e, 6f or 7b, the shares of Common Stock covered by an Option may not be purchased prior to the first anniversary of the date on which the Option is granted, unless the Committee shall determine otherwise, but thereafter may be purchased at one time or in such installments over the balance of the Option period as may be provided in the Option. Any share not purchased on the applicable installment date may, unless the Committee shall have determined otherwise, be purchased thereafter at any time prior to the final expiration of the Option. To the extent that the right to purchase shares has accrued thereunder, Options may be exercised from time to time by written notice to MagnaVision. Exhibit B is the proper form of notice of exercise.
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The purchase price of any shares shall be paid in full in cash, and no other form of consideration, at the time of each exercise.

d. Non-Transferability of Options: The Options granted hereunder are not transferable by the Optionee. During an Optionee's lifetime, the Option may be exercised only by the Optionee. Upon the death of the Optionee, the Options may be transferred by the Last Will and Testament of the Optionee or by the applicable state laws of decedent and distribution and the Options may only be exercised by the deceased Optionee's duly appointed legal representative.

e. Termination of Employment: Upon the termination of an Optionee's employment, for any reason other than death, the Option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such Option, provided that (i) in the case of disability as described below, any holding period required by Section 6c shall automatically be deemed to be satisfied and (ii) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such Option shall expire according to the following schedule (unless the Committee should provide for shorter periods at the time the Option is granted).

         (i) Retirement: Option shall expire, unless exercised, five (5) years after the date of the Optionee's retirement from MagnaVision.

         (ii) Disability: Option shall expire, unless exercised, five (5) years after the date of termination by disability.

         (iii) Gross Misconduct: Option shall expire upon receipt by the Optionee of notice of termination if he or she is terminated for deliberate, willful or gross misconduct as determined by the Board.

         (iv) All other Terminations: Option shall expire, unless exercised, three (3) months after the date of such termination.

f. Death of Optionee: Upon the death of an Optionee during his or her period of employment, the Option shall be exercisable only as to those shares of Common Stock which were subject to the exercise of such Option at the time of his or her death provided that (i) any holding period required by
     Section 6c shall automatically be deemed to be satisfied and (ii) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such Option shall expire unless exercised by the Optionee's legal representative or heirs, one (1) year after the date of such death.
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In no event, however, shall any Option be exercisable pursuant to 6e or 6f subsequent to the tenth anniversary of the date on which it is granted.

7. Adjustment in Event of Changes in Capitalization: In the event of recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spin-off, reorganization or liquidation, or any other change in the corporate structure or shares of MagnaVision, the Board, upon recommendation of the Committee, may make such equitable adjustments as it may deem appropriate in the number and kind of shares authorized by the Plan, in the Option price of outstanding Options, and in the number and kind of shares or other securities or property subject to Options or covered by outstanding grants.

8. Termination or Amendment of the Plan: The Board may at any time terminate the Plan with respect to any shares of Common Stock not at the time being subject to outstanding Options, and may from time to time alter or amend the Plan or any part thereof (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that the company may obtain any approval referred to in Section ( hereof or to ensure that the grant of Options, the exercise of Options or any other provision of the Plan complies with Section 16(b) of the Act), provided that no change with respect to any Options theretofore granted may be made which would impair the rights of an Optionee without consent of such Optionee and, further that without the approval of stockholders, no alteration or amendment may be made which would (i) increase the maximum number of shares of Common Stock subject to the Plan as set forth in
     Section 5 (except by operation of Section 8), (ii) extend the term of the Plan or (iii) change the class of eligible persons who may receive Options under the Plan.

9. Leave of Absence: Unless the Committee shall determine otherwise, a leave of absence other than an Approved Leave of Absence shall be deemed a termination of employment for purposes of the Plan. An Approved Leave of Absence shall not be deemed as a termination of employment for purposes of the Plan (except for purposes of Section 7), but the period of such Leave of Absence shall not be counted toward satisfaction of any Restriction Period or any holding period described in Section 6c.

10. Time of Granting Options: The time an Option is granted, sometimes referred to as the date of grant, shall be the day of the action of the Board described in Section 4 hereof; provided, however that if appropriate resolutions of the Board indicate that an Option is to be granted at a future date, the time such Option is granted shall be such future date. If action by the Board is taken by unanimous written consent of its members, the action of the Board shall be deemed to be at the time the last Board member signs the consent.

11.  Privileges of Stock Ownership; Securities Laws Compliance: Notice of Sale:
     No Optionee shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued and delivered to him or her. No shares shall be purchased upon the exercise of any Option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which the stock of MagnaVision may be listed shall have been fully complied with. MagnaVision will diligently endeavor to comply with all applicable securities laws before any Options are granted under the Plan and before any stock is issued pursuant to the Options. The Optionee shall give MagnaVision written notice of any sale or other disposition of any such shares not more than five (5) days after such sale or other disposition.

12. Effective Date of the Plan: The date on which the Plan is adopted by the Board.
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13.  General Provisions:

     a. Neither the Plan nor the grant of any Option nor any action by MagnaVision, or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of MagnaVision. MagnaVision expressly reserves the right to discharge, without liability but subject to his or her rights under the Plan, any Optionee, whenever in the sole discretion of MagnaVision, as the case may be, its interest may so require.

     b. All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the state of New Jersey, without regard to the conflict of laws doctrine.

14.  MagnaVision adopts this Plan, effective as of _____.

                             MAGNAVISION CORPORATION

                             STOCK OPTION AGREEMENT

                                     Page 1


NON-QUALIFIED STOCK OPTION

         This STOCK OPTION AGREEMENT ("Agreement") is made as of the ______ day of ____________, 1999, between MAGNAVISION CORPORATION (the "Company") and __________________ (the "Optionee").

Grant of Option.

         Pursuant to the provisions of the Company's Non-qualified Stock Option Plan of 1999 (the "Plan"), the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan, which terms and conditions are incorporated by reference herein, and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of _____ shares of Common Stock of the Company (the "Common Stock") at the purchase price of $ per share (the "Option").

Terms and Conditions.

         It is understood and agreed that the Option is subject to the following terms and conditions:

         (a) Date of Grant. Any references to the "date of grant" herein shall mean the date hereof.

         (b) Expiration Date. The Option shall expire at the close of business on ____________, 2009, or as otherwise specified in subparagraph (e) & (f) of this paragraph 2.

         (c) Exercise of Option. The Option shall become exercisable, in whole, upon the fulfillment of the first to occur of the following vesting conditions:

                  (i) Immediate Vesting. This Option is exercisable as to One hundred percent (100%) of the shares subject to this Option on
         ________________.

                  Or,

                  (ii) Vesting with the Passage of Time. This Option is exercisable as to the following schedule of shares and dates.

                           ____________ shares on or after _____________,

                           ____________ shares on or after _____________,

                           ____________ shares on or after _____________.


Notice of Exercise. The Optionee shall give written and signed notice to the Company of his/her intent to exercise the Option in the form of the Exercise Notice attached hereto. Such notice shall specify the number of full shares to be purchased. The Option may be exercised only with respect to full shares, and no fractional shares may be purchased. Such notice shall be accompanied by full payment of the exercise price, as provided in subparagraph (d) of this paragraph
2. If the Optionee does not exercise with respect to all of the shares subject to this Option, he or she may exercise as to any remaining shares at a latter date, subject to all of the provisions of this Agreement.

Payment of Purchase Price Upon Exercise. At the time of any exercise, the purchase price of the shares to be purchased shall be paid to the Company in cash or certified or bank check.

         (e)      Termination.

                  (i) Upon the termination of the Optionee's employment, for any reason other than death, this Option shall be exercisable only as to those shares of Common Stock which were then subject to exercise of this Option, provided that in the case of disability, this Option shall become immediately exercisable as to all of the shares subject to this Option. However, in the event that the Optionee's employment is terminated, this Option shall expire according to the following schedule:

Retirement: The Option shall expire, unless exercised, three (3) months after the date of the Optionee's retirement from the Company.

Disability: In the case of an Optionee who is disabled, the Option shall expire, unless exercised, one (1) year after the date the Optionee terminates employment.

Gross Misconduct: The Option shall expire upon receipt by the Optionee of notice of termination if he or she is terminated for deliberate, willful or gross misconduct.

All other Terminations: The Option shall expire, unless exercised, three (3) months after the date of such termination.


                  (ii) Upon the death of an Optionee during his or her period of employment, the Option shall become immediately exercisable only as to those shares of Common Stock which were then subject to exercise of this Option and may be exercised by the Optionee's legal representative or heirs, within one (1) year after the date of the Optionee's death. If the Option is not exercised within one (1) year after the date of the Optionee's death, the Option shall expire and all rights under this Agreement shall terminate.

                  (iii) Upon the expiration of the Option, as set forth in
Section 2(e), the Option and all rights under this Agreement shall be canceled and shall terminate.

                  (iv) In the event that the Committee shall permit the Option to be exercised by a person other than the Optionee such person shall furnish the Company with evidence satisfactory to it of such person's right to exercise the Option, and shall make such representations and agreements and furnish such information or execute such documents as the Committee may, in its discretion, deem necessary or desirable to evidence such exercise or assure compliance by the Company, on terms acceptable to the Company, with any requirement of this Option Agreement or the provisions of applicable federal and state securities and other laws.

         (f) Expiration. The Option and all rights under this Agreement shall terminate and become null and void after the expiration of ten (10) years from the date the Option is granted as set forth above unless sooner terminated as provided hereunder.

         (g) Nontransferability. During the lifetime of Optionee, this Option is not transferable and shall be exercisable only by the Optionee (or by the Optionee's duly appointed guardian or legal representative). Upon the death of the Optionee, the Option may be transferred by the Last Will and Testament of the Optionee or by the applicable state laws of decedent and distribution and the Option may only be exercised by the deceased Optionee's duly appointed legal representative.

Adjustments. In the event of recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spin-off, reorganization, liquidation, or any other change in the corporate structure or shares of MagnaVision, the Board, upon recommendation of the Committee, may make such equitable adjustments as it may deem appropriate to preserve the benefits or potential benefits intended to be made available under the Plan to the Optionee including adjusting equitably (i) the number and kind of shares in respect of which the Option may be exercised, and (ii) the exercise price.

No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance to the Optionee of a certificate or certificates for such shares.

No Right to Continued Employment. This Option shall not confer upon Optionee any right with respect to continuance of employment by the Company.

Compliance with Laws and Regulations. This Option and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock if its exercise, or the receipt of shares of Common Stock pursuant thereto, would be contrary to applicable law.

Withholding Taxes. The Optionee shall pay to the Company, or make provision satisfactory to the Committee for the payment of, any taxes of any kind required by law to be withheld in respect of the Option, no later than the date of the event creating the tax liability. In the Committee's sole discretion, the Optionee may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Option creating the tax obligation. The Company shall, to the extent permitted by law, have the right to deduct any such tax obligations from any payment of any kind otherwise due to the Optionee.



Investment Representation.

         The Committee may require the Optionee to furnish the Company, prior to the exercise of any part of this Option, an agreement (in such form as the Committee may specify) in which the Optionee represents that the shares acquired by the Optionee upon exercise are being acquired for investment and not with a view to the sale or distribution thereof~].

Optionee Bound by Plan.

         The Optionee hereby agrees to be bound by all the terms and provisions of the Plan.

Notices.

         Any notice hereunder to the Company shall be addressed to Robert E. Hoffman, Chairman, MagnaVision Corporation, The Wedgewood Building, 1725 Highway 35, Wall, New Jersey 07719; and any notice hereunder to Optionee shall be addressed to the Optionee at the following address, subject to the right of either party to designate at any time hereafter in writing some other address:

         Name and Address of Optionee:      ______________________________

                                            ------------------------------

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         Optionee's Social Security Number:  __________________


Any notice required or permitted to be given pursuant to any provision of this Agreement shall be deemed duly given only when in writing, signed by or on behalf of the person giving same, and either personally delivered (with receipt acknowledged by the recipient) or deposited in a designated United States mail depository, registered or certified mail, return receipt requested, postage prepaid, addressed to the person or persons to whom such notice is to be given at their respective addresses indicated herein, or at such other address as shall have been set forth in a notice sent pursuant to the provisions of this
Section 5.


Binding Effect.

         This Option Agreement shall be binding upon the Company's successors and assigns, and shall be binding and inure to the benefit of the Optionee and the Optionee's heirs, executors, administrators, guardians, trustees, attorneys-in-fact and legal and personal representatives.

Governing Law.

         To the extent that state law shall not be preempted by any laws of the United States, this Option Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without regard to the conflicts of law doctrine.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the day and year first above written.

         MAGNAVISION CORPORATION

         By:
                  Robert Hoffman
                  Chairman

         Accepted By: _____________________________
                  Optionee

                         NOTICE OF STOCK OPTION EXERCISE




To MagnaVision Corporation:


         I hereby give notice of my intention to exercise options to purchase _________ full shares of Common Stock of MagnaVision Corporation (the "Company"), in accordance with the terms and conditions of the attached Stock Option Agreement (the "Agreement") dated as of _________________, 19 , for the purchase price of $ ______ per share. Enclosed is a certified check or bank check for _____________________________________, $_________ , in full payment of the purchase price.


         Please issue certificates for such shares of Common Stock in the name of [Please print]:


Name:


Address:



Social Security or Tax I.D. Number   _____-____-_____



Signature:

Dated: